Exhibit 99.1

Vaso Corporation Announces Divestiture of Subsidiary

Vaso Corporation
137 Commercial Street
Plainview, New York 11803
Tel: (516) 997-4600 Fax: (516) 997-2299

Investor Contact:
Jonathan Newton
Investor Relations
Phone: 516-997-4600

Email: jnewton@vasocorporation.com

PLAINVIEW, N.Y, Nov. 19, 2025 (GLOBE NEWSWIRE) -- Vaso Corporation (“Vaso”) (OTCQX: VASO), a leading MedTech company with a diversified business portfolio in network and healthcare IT services, professional sales services and proprietary medical products, announced today that it had reached an agreement, subject to certain conditions, with Nano-X Imaging Ltd. (“Nanox”) (Nasdaq: NNOX), an innovative medical imaging technology company, to sell one of its subsidiaries, VasoHealthcare IT Corp. The parties intend to complete the sale within a couple of weeks.

VasoHealthcare IT Corp. (“VasoHealthcare IT”), a healthcare IT application value added reseller, is a division of Vaso’s information technology business segment. “The decision to sell our VasoHealthcare IT subsidiary to Nanox resulted from a strategic review of our lines of business,” Dr. Jun Ma, President and Chief Executive Officer of Vaso, commented on the transaction. “The divestiture of VasoHealthcare IT will allow us to sharpen our focus on our core operations and competencies. We believe the sale of this line of business is a positive development for our shareholders and provides a strong future for the VasoHealthcare IT team as part of Nanox.”

VasoHealthcare IT provides imaging information technology to hospitals and healthcare providers and represented less than 5% of Vaso’s total revenue. The transaction consideration is up to $800,000, with $200,000 payable at closing and up to $600,000 as an earnout based on the post-closing performance of the business. Vaso expects to use the proceeds from the sale to invest in its other business lines and for strategic initiatives.

Advisors

Barley Snyder, LLP acted as legal counsel to Vaso Corporation.

About Vaso

Vaso Corporation (OTCQX: VASO), headquartered in Plainview, New York, is a diversified organization with three core businesses operating as wholly-owned subsidiaries: VasoHealthcare, the professional sales service arm for GEHealthCare’s diagnostic imaging and ultrasound products; VasoTechnology, an information technology and managed connectivity leader serving customers in healthcare provision and other sectors; and VasoMedical, the designer and manufacturer of proprietary medical devices including Biox series devices and the developer and operator of the ARCS cloud-based SaaS platform.

For additional information, please visit www.vasocorporation.com or contact us at info@vasocorporation.

Forward Looking Statements. Except for historical information contained in this release, the matters discussed are forward-looking statements that involve risks and uncertainties. When used in this report, words such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “may”, “optimistic”, “plans”, “potential”, “looking forward”, and “intends” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions, including the possibility of a downturn in the US economy and the continued impact of the COVID-19 pandemic; failure to achieve any portion of the earnout; the effect of the dramatic changes taking place in IT and healthcare; continuation of the GEHC agreement; the impact of competitive technology and products and their pricing; medical insurance reimbursement policies; manufacturing or supplier problems; unforeseen difficulties and delays in product development programs; the actions of regulatory authorities and third-party payers in the United States and overseas; and the risk factors reported from time to time in the Company’s SEC reports. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

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